Exhibit 99.1

NEWS RELEASE

NUVASIVE APPOINTS JOAN STAFSLIEN AS EXECUTIVE VICE PRESIDENT,

GENERAL COUNSEL

SAN DIEGO, CA – October 3, 2016 – NuVasive, Inc. (NASDAQ: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, today announced Joan Stafslien is joining the Company as executive vice president, general counsel and corporate secretary. In this role, Ms. Stafslien will oversee the Company’s global legal function, reporting to NuVasive’s chairman and chief executive officer, Gregory T. Lucier, and serving on the company’s executive leadership team.

Ms. Stafslien brings to NuVasive more than 20 years of experience as a legal advisor to medical technology companies. She joins NuVasive from CareFusion, where she served as general counsel and corporate secretary from 2009 until its acquisition by Becton Dickinson in 2015.

“Joan’s experience spans a broad spectrum of legal areas, including intellectual property, U.S. and International litigation, regulatory compliance, SEC matters and M&A, with extensive experience in the global medical technology sector,” said Mr. Lucier. “Joan’s understanding of complex medical technology companies on high growth trajectories makes her a perfect fit with the strong foundation we have established with our legal team. We continue to invest in building a world-class leadership team to support our growing innovation position in the global spine market.”

Ms. Stafslien’s career includes law firm and corporate experience. She previously served as CareFusion’s general counsel, corporate secretary and chief compliance officer where she led the legal team through the spin-off from Cardinal Health in 2009 and the acquisition by Becton Dickinson in 2015. Previously, she was the segment general counsel of Cardinal Health’s Clinical Technologies and Services from 2004 to 2009. Ms. Stafslien joined Cardinal Health through the acquisition of Alaris Medical Systems in 2004, where she served as deputy general counsel and assistant secretary. Prior to joining Alaris, she was in private practice with Brobeck, Phleger & Harrison. Ms. Stafslien serves on the advisory board of the Chemical and Biological Engineering Department of Northwestern University. She holds a law degree from University of Wisconsin Law School and a bachelor’s degree in Chemical Engineering from Northwestern University.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is a world leader in minimally invasive, procedurally-integrated spine solutions. From complex spinal deformity to degenerative spinal conditions, NuVasive is transforming spine surgery with innovative technologies designed to deliver reproducible and clinically proven surgical outcomes. NuVasive’s highly differentiated, procedurally-integrated solutions include access instruments, implantable hardware and software systems for surgical planning and reconciliation technology that centers on achieving the global alignment of the spine. With $811 million in revenues (2015), NuVasive has an approximate 1,900 person workforce in more than 40 countries around the world. For more information, please visit nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company's surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products (including the iGA™ platform), the Company's ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Michael Farrington

NuVasive, Inc.

858-909-1940

media@nuvasive.com